The Alkaline Water Company Reports Record Second
Quarter Revenue with 50% Year over Year Growth

$15.25 Million in Revenue is Best Quarter in Company History

SCOTTSDALE, Arizona, (11/09/21)- The Alkaline Water Company Inc. (NASDAQ and CSE: WTER)  (the "Company"), the country's largest independent alkaline water company and the Clean Beverage® company, today announced record revenue of $15.25 million for the fiscal second quarter ended September 30, 2021. The Company filed the corresponding form 10-Q with the SEC on November 9, 2021.

"I'm pleased to announce that the second quarter's revenue was the highest in the history of the Company," said Richard A. Wright, President and CEO of The Alkaline Water Company. "Our reported revenue of $15.25 million represents over 50% growth compared to the second quarter of last fiscal year. It is our 34th straight comparable quarter of record sales. The growth of our brand, product offerings, consumer base, and our expanding retail presence throughout the country have allowed us to exceed our revenue growth targets of between 35-50%. This momentum continues to carry over into our third quarter fiscal 2022, and we reiterate our guidance of $62 million for the year."

Fiscal 2022 Second Quarter Key Highlights

  Record Revenue of $15.25 million, a year-over-year increase of over 50%

  Growth rate returned to 35-50% target range

  The Company Reiterates Guidance of $62 Million for Fiscal Year 2022

  Now the 7th largest value-added water brand by dollar volume, outpacing the value-added water category by 29.7% in dollar volume and 47.6% in unit volume for the 4-week period ending October 9th, 2021 according to Nielsen Total US Food data

  Produced first omnichannel marketing campaign assets with advisory board member and brand ambassador, Shaquille O'Neal.

  Launched innovative A88CBD™ functional waters powered by Vessl®

  Added key personnel including Chief Marketing Officer and department directors for E-Commerce and Hospitality

"We've established ourselves as a leader in the alkaline water space and the wider value-added water category. Our growth relative to the overall category is a good indicator of just how strong the Alkaline88® brand is," continued Mr. Wright. "For the most recent 4-week data for Nielsen Total US Food ending October 9th, 2021, we have outpaced the value-added category growth by 29.7% in dollar and an incredible 47.6% in unit volume. We're now the 7th largest value-added water brand by dollar volume in the grocery channel."

Q2 Business and Operational Highlights

• New Omnichannel Marketing Efforts

• Welcomed Tom Hutchison as Chief Marketing Officer.

• Produced Alklaline88 marketing assets featuring Shaquille O'Neal for Omnichannel Campaign.

• Created first product collaboration with brand ambassador Shaquille O'Neal, the Shaq Paq, a two-liter six-pack.

• Launched Alkaline88 in 9 of the Largest Airports in the United States

• Major win under new director of hospitality, Gary Bliss.

• In 2019, 400 million passengers moved through these 9 airports.

• Alkaline88 will be present in 125 retail locations across the 9 airports.

• Eco-friendly, Fully-Recyclable Aluminum Bottle Gains Traction

• Thousands of stores have begun to carry the 16-oz aluminum bottle including leading retailers like Albertsons and Sprouts Famers Market.

• The Company Announced a 750ml white aluminum to target hospitality.

• Convenience Store Channel Growth

• Broker network has access to approximately 50,000 convenience stores.

• C-store sales have more than doubled in recent months compared to last year.

• New Focus on of E-Commerce

• Hired Chris Pitman as director of e-commerce.

• Entered agreement with turnkey e-commerce agency specializing in Amazon, Walmart.com, and SamsClub.com.

• Released New Functional Hydration Products with Launch of A88CBD Functional Water Powered by Vessl®

• The innovate new functional hydration products debuted at a number of trade shows and received great interest.

• With the passing of AB45 in California, the ground is set to establish the brand in the country's most-populous state.

Recent Business and Operational Highlights

• Alkaline88 TV and Digital Commercials

• Launched 15 and 30-second television and digital commercials featuring Shaquille O'Neal.

• Now Available in Sam's Club

• 1-liter 12-pack available in 587 Sam's Clubs nationwide.

• The Company's first foray into the Club Channel.

• International Expansion

• Recently announced distribution partnership with R&M Royal Palms Beverage Co. Ltd in Canada.

• Instant Delivery in NYC and LA

• Entered agreement with "instant delivery" service, Ohi, for two-hour delivery in NYC and LA.

"In the second quarter of fiscal 2022, we've taken huge steps to continue to generate more revenue in new and existing channels. We've added phenomenal personnel, produced our first marketing assets featuring Shaquille O'Neal, scored major wins in Club, International, C-Store, and Hospitality, and released an innovative new product in the functional CBD category," said Mr. Wright.

Fiscal 2022 First Quarter Financial Results (unaudited)
(All amounts are in U.S. dollars)

• For the fiscal first-quarter ended September 30, 2021, the Company recorded record revenue of approximately $15.25 million, an increase of 50% over the prior year's quarter and the best quarter in the Company's history.

• Gross profit in the fiscal first quarter was $5.16 million, an increase of 41.4% compared to $3.65 million from the prior year's quarter.

• Total operating expenses for the fiscal second quarter were $15.37 million, a year-over-year increase of 95% which is attributed to freight cost and increased promotional expenses.

• Net loss for the fiscal first quarter was $10.38 million or ($0.11) per share versus a net loss of $4.36 million or ($0.06) per share in the second quarter of fiscal 2021.

• Cash position of $10.4 million at end of second quarter fiscal 2022.

Fiscal 2022 Outlook

"We reiterate our guidance of $62 million based on our return to our target growth range of 35-50% year-over-year," said Mr. Wright. "This quarter we slightly surpassed that range and believe that we will be toward the upper edge, if not surpassing it, for the rest of the year.

"There are multiple factors for my confidence in maintaining this growth trajectory. First, we've had consistent organic growth of between 10-30% within many of our largest long-term retail clients. Second, retail resets are returning to a normal cadence, and we are earning new shelf space with current and new clients. We expect to see a 15-20% increase in store count over the next 12 months. Third, our single-serve sales are exceeding expectations. An increase in C-stores and inventory turns in existing clients is driving these numbers and we expect single-serves to account for 20-25% of the Company's sales in fiscal 2023.

"A fourth reason for our confidence is the future of our E-Commerce and hospitality sales. With the new personnel we have leading these efforts, we expect to start seeing significant growth in Q4. Fifth, the new Direct-Store-Delivery model that we rolled out in Arizona, Nevada, and the Midwest, has been very successful for us. We've started to saturate some of the premier C-stores in these regions thanks to our DSD partnerships.

"Sixth, our expansion into functional beverages above and beyond superior hydration was launched with six A88CBD functional water powered by Vessl®. These products are just our first move into more functional hydration products.

"Any single one of these would be a good reason to expect significant growth in Alkaline88's near future. Combined, they clearly lay out the path to maintain our target growth rate of 35-50% as a we grow into a household brand. And to that end, we have just begun to activate our omnichannel marketing campaign featuring our advisory board member and brand ambassador, Shaquille O'Neal. We now have the best brand ambassador in the world behind Alkaline88 and will see even more of his presence and impact in the coming months," concluded Mr. Wright.

Second Quarter Fiscal 2022 Conference Call

The Company will hold a conference call today, Tuesday, November 9, 2021, at 4:30 PM Eastern Time. This call may include material information not included in this press release.

Conference Call Details:

Date: November 09, 2021
Time: 4:30PM Eastern Time (ET)
Dial-in Number for U.S. and Canadian Callers: 877-407-3088
Dial-in Number for International Callers (Outside of the U.S. and Canada): 201-389-0927
Conference ID Number: 13725006

Participating on the call will be the Company's President and CEO Richard A. Wright and Chief Financial Officer David Guarino, who will discuss operational and financial highlights for the second quarter and the outlook for the rest of fiscal year 2022.

To join the live conference call, please dial into the above-referenced telephone numbers five to ten minutes prior to the scheduled call time.

A replay will be available for one week starting on November 9, 2021, at approximately 9 PM (ET). To access the replay, please dial 877-660-6853 in the U.S. or Canada and 201-612-7415 for international callers.

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH balanced alkaline drinking water with trace minerals and electrolytes and boasts our trademarked label "Clean Beverage." Quickly being recognized as a growing lifestyle brand, The Alkaline Water Company created the A88 Infused Beverage Division in 2018 to meet consumer demand for flavor-infused products under the A88 Infused™ brand. A88 Infused™ flavored water is available in six unique all-natural flavors, with new flavors coming soon. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for the Alkaline88® and A88 Infused™ brands.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company's fiscal 2022 revenue guidance of $62 million; the statements related to the Company haven taken huge steps to continue to generate more revenue in new and existing channels; the statement that the Company will continue its growth in the upper edge of the 35-50% year-over-year growth range; the statement that the Company expects to see a 15-20% increase in store count over the next 12 months; the statement that the Company expects that there will be an increase in C-stores and inventory turns in existing clients which will drive growth numbers; the statement that the Company expects single-serves to account for 20-25% of the Company's sales in fiscal 2023;.the statement that the Company expects to start seeing significant growth in Q4 in its E-Commerce and hospitality sales; the statement that the Company expects significant growth in Alkaline88's near future and that it will maintain its target growth rate of 35-50%; the statement that the Company expects that its advisory board member and brand ambassador, Shaquille O'Neal, will have significant impact in the coming months; the Company's belief that Alkaline88 will be a household name this fiscal year; and that the Company sees the partnership with Shaquille O'Neal and Authentic Brands Group as a strategic investment in the future growth of the Company.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow in all of its sales channels; that the past production capacity of the Company's co-packing facilities can be maintained and increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions in production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new customers/retailers and retaining existing relationships with customers/retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright

Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com

Media

Jessica Starman

888-461-2233

jessica@elev8newmedia.com